As filed with the Securities and Exchange Commission on March 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

45-2598330

(IRS Employer

Identification Number)

6649 Westwood Blvd.

Orlando, FL 32821

(407) 206-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James H Hunter, IV

Executive Vice President and General Counsel

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd.

Orlando, FL 32821

(407) 206-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven H. Goldberg

John J. Harrington

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, NY 10111

(212) 589-4200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed Maximum Aggregate offering price	Amount of registration fee
Common Stock, $0.01 Par Value	(1)	(1)	(1)	(1)

(1)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate aggregate offering price or number of shares of common stock are being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

MARRIOTT VACATIONS WORLDWIDE
CORPORATION

COMMON STOCK

The selling stockholders to be named in one or more prospectus supplements may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “VAC.”

Investing in our securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and in our filings with the Securities and Exchange Commission and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2021

ABOUT THIS PROSPECTUS

This prospectus is a part of a Registration Statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders to be named in one or more prospectus supplements may from time to time sell common stock in one or more offerings. This prospectus provides you with a general description of our common stock and certain other matters. In additional to providing information about the selling stockholders and the number of shares to be offered and sold by them, prospectus supplements may contain specific information about the terms of any offering. Prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information”.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “registrant,” “we,” “us,” and “our” refer to Marriott Vacations Worldwide Corporation and its subsidiaries.

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with other information.

THE COMPANY

We are a leading global vacation company that offers vacation ownership, exchange, rental, and resort and property management, along with related businesses, products and services.

Our principal executive offices are located at 6649 Westwood Blvd., Orlando, Florida 32821. Our telephone number is (407) 206-6000.

RISK FACTORS

An investment in our common stock involves substantial risk. See “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the “Risk Factors” section of any documents filed after the date hereof and incorporated herein by reference and in any applicable prospectus supplement, for a discussion of the factors you should carefully consider, in addition to the other information contained in and incorporated by reference into this prospectus and any accompanying prospectus supplement, before deciding to purchase our common stock.

FORWARD LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among other things, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, and the ongoing effect of the COVID-19 pandemic and actions we or others may take in response to the pandemic. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. We caution you that these statements are not guarantees and are subject to numerous risks and uncertainties, such as: the effects of the COVID-19 pandemic, including reduced demand for vacation ownership and exchange products and services, volatility in the international and national economy and credit markets, worker absenteeism, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic, including to the extent it is or may be impacted by vaccines; the pace of recovery following the COVID-19 pandemic; competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” in the documents incorporated herein by reference, any of which could cause actual results to differ materially from those expressed in or implied in this prospectus, any accompanying prospectus and the documents incorporated by reference herein and therein. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. You should not put undue reliance on any forward-looking statements.

The risk factors discussed in “Risk Factors” in the documents incorporated herein by reference could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms and provisions of our capital stock. It may not contain all the information that is important to you. You can access complete information by referring to our Restated Certificate of Incorporation, as amended (the “Charter”), and our Restated Bylaws, as amended (the “Bylaws”), copies of which are incorporated by reference as Exhibits 3.1 and 3.2, respectively, to the Registration Statement of which this prospectus forms a part.

Authorized Capital Stock

Under our Charter, we have authority to issue 100,000,000 shares of our common stock, par value $0.01 per share, and 2,000,000 shares of our preferred stock, par value $0.01 per share.

Common Stock

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by the board of directors (the “Board”).

Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters on which stockholders are generally entitled to vote. Our Charter does not provide for cumulative voting in the election of directors.

Liquidation. If we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share proportionately in our assets legally available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of our preferred stock.

Other Rights. All of our outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Anti-Takeover Effects of Provisions of Our Charter and Bylaws

Our Charter, our Bylaws and Delaware statutory law contain provisions that could make acquisition of our Company by means of a tender offer, a proxy contest or otherwise more difficult. These provisions may discourage certain types of coercive takeover practices and takeover bids that our Board may consider inadequate and encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. The description set forth below is only a summary and is qualified in its entirety by reference to our Charter and Bylaws.

Classified Board of Directors. Our Charter provides for a classified board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year our stockholders elect one class of our directors.

We believe that a classified board structure facilitates continuity and stability of leadership and policy by helping ensure that, at any given time, a majority of our directors have prior experience as directors of our Company and are familiar with our business and operations. In our view, this permits more effective long-term planning and helps create long-term value for our stockholders. The classified board structure, however, could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our Board until the second annual stockholders’ meeting following the date that party obtains control of a majority of our voting stock. The classified board structure may discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, as the structure makes it more difficult for a stockholder to replace a majority of our directors.

Number of Directors; Filling Vacancies; Removal. Our Bylaws provide that our business and affairs are managed by our Board. Our Charter and Bylaws provide that the Board consists of such number of directors as is determined by a resolution adopted by the majority of directors then in office. In addition, our Charter provides that any board vacancy, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote, even though that may be less than a quorum of the Board. Our Charter and Bylaws also provide that any director, or the entire Board, may be removed from office at any time, with cause, only by the affirmative vote of the holders of at least 66 2/3 percent of the total voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting as a single class. These provisions prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Notwithstanding the foregoing, our Charter and Bylaws provide that whenever the holders of any class or series of our preferred stock have the right to elect additional directors under specified circumstances, the election, removal, term of office, filling of vacancies and other features of such directorships are governed by the terms of the applicable certificate of designation.

Special Meetings. Our Charter and Bylaws provide that, subject to the rights of any class or series of our preferred stock, special meetings of the stockholders may only be called by the Board or the Chairman of the Board with the concurrence of a majority of the entire Board. These provisions make it more difficult for stockholders to take action opposed by our Board.

No Stockholder Action by Written Consent. Our Charter requires that all actions to be taken by stockholders must be taken at a duly called annual or special meeting, and stockholders are not permitted to act by written consent. These provisions make it more difficult for stockholders to take action opposed by our Board.

Approval of Reorganization, Merger or Consolidation. Our Charter requires the affirmative vote of the holders of at least 66 2/3 percent of the total voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting as a single class, for the approval of any proposal for our Company to merge or consolidate with any other entity where a vote is otherwise required by law, or sell, lease or exchange substantially all of its assets or business.

Amendments to Our Charter and Bylaws. Our Charter provides that, notwithstanding any other provision of our Charter, the affirmative vote of the holders of at least 66 2/3 percent of the total voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting as a single class, are required to: (1) amend or repeal, or adopt any provision inconsistent with, the provisions in our Charter relating to the number, classification, term and election of directors; the removal of directors; stockholder action by written consent; stockholders’ ability to call special meetings; approval of a merger, consolidation or sale of substantially all of our assets; and (2) amend, adopt or repeal any provision of our Bylaws. These provisions make it more difficult for stockholders to make changes to our Charter and Bylaws that are opposed by our Board.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election to the Board or to bring other business before an annual stockholders’ meeting (the “Notice Procedures”).

Subject to the terms of any class or series of our preferred stock, our Notice Procedures provide that nominations for election to the Board or the proposal of business other than such nominations may be made (1) pursuant to our notice of meeting, (2) by or at the direction of our Board or (3) by any stockholder of record (a “Record Stockholder”) who has complied with the Notice Procedures at the time such stockholder delivers the notice required by the Notice Procedures. Under the Notice Procedures, a Record Stockholder’s director nomination is not timely unless such Record Stockholder delivers written notice to our corporate secretary of such Record Stockholderr’s nomination or intent to nominate at our principal executive offices not later than close of business on the 90th day nor earlier than the close of business on the 120th day before the one-year anniversary of the prior year’s annual meeting; provided that if no annual meeting was held in the preceding year, if the annual meeting is convened more than 30 days before or delayed by more than 70 days after the one-year anniversary of the prior year’s annual meeting, or if directors are being nominated at a special meeting, notice is timely if delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting or the tenth day following the date on which we first make a public announcement of such meeting. These provisions do not apply if a stockholder has notified us of his or her intention to present a stockholder proposal at an annual or special stockholders’ meeting under and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and we have included such proposal in our proxy materials.

Under the Notice Procedures, a stockholder’s notice proposing to nominate a person for election as a director or to bring other business before an annual stockholders’ meeting must contain certain information, as set forth in our Bylaws. Only persons nominated in accordance with the Notice Procedures are eligible to serve as directors and only such business that has been brought before the meeting in accordance with these Notice Procedures will be conducted at an annual stockholders’ meeting.

By requiring advance notice of nominations by stockholders, the Notice Procedures afford our Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by our Board, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Notice Procedures also provide an orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by our Board, provide our Board with an opportunity to inform stockholders of any business proposed for such meetings and make recommendations on action to be taken on such business, so that stockholders can better decide whether to attend the meeting or to grant a proxy for the disposition of any such business.

Contests for the election of directors or the consideration of stockholder proposals are precluded if the proper procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposals.

Our Preferred Stock. Our Charter authorizes our Board to provide for series of our preferred stock and, for each such series, to fix the number of shares and designation, and any voting powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions.

We believe that our Board’s ability to issue preferred stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of common stock, are available for issuance without further stockholder action, unless applicable law or applicable stock exchange or automated stock quotation system rules require such action.

Although our Board has no present intention of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our Board bases any determination on issuing such shares on its judgment as to the best interests of the Company and our stockholders. Our Board, in so acting, could issue preferred stock that has terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of our Board, even if a majority of our stockholders believes such a transaction is in the stockholders’ best interests and even if stockholders might receive a premium over the then-current market price for their stock.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law (the “DGCL”) provides that, subject to certain specified exceptions, a corporation may not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless (1) before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (3) on or after such time, both the board of directors of the corporation and at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder approves the business combination. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that owns 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and owned 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Section 203 of the DGCL generally defines a “business combination” to include (1) mergers and sales or other dispositions of 10 percent or more of the corporation’s assets with or to an interested stockholder, (2) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (3) certain transactions which would increase the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (4) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges, or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the certificate of incorporation or stockholder-adopted bylaws may exclude a corporation from the restrictions imposed under Section 203. Neither our Charter nor our Bylaws exclude the Company from the restrictions imposed under Section 203 of the DGCL. We anticipate that Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board since the stockholder approval requirement would not be applicable if our Board approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Exclusive Jurisdiction of Certain Actions

Our Charter provides that, unless we consent in writing to an alternative forum, the exclusive forum for derivative actions brought on behalf of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions will be the Court of Chancery of the State of Delaware.

Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar exclusive jurisdiction provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the exclusive jurisdiction provision contained in our Charter to be inapplicable or unenforceable in such action.

SELLING STOCKHOLDERS

We will set forth information about selling stockholders in one or more prospectus supplements, in post-effective amendments, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell from time to time a number of shares of our common stock that will be set forth in one or more prospectus supplements. Selling stockholders as used herein includes donees, pledgees, transferees or other successors in interest selling securities received after the date of the applicable prospectus supplement as a gift, pledge, partnership distribution or other transfer. Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the NYSE;
•	to or through underwriters or broker-dealers;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	in privately negotiated transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell our securities short and redeliver the shares to close out such short positions.

In effecting sales, broker-dealers or agents engaged by the stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the stockholders in amounts to be negotiated.

In offering the securities covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Before a particular offer of securities is made, a prospectus supplement will be filed that will identify the selling stockholders, set forth the number of securities being offered and, to the extent required, additional information regarding the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We will pay all expenses incident the registration of the securities to be offered and sold pursuant to this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock.

USE OF PROCEEDS

We will not receive the proceeds of any sales by selling stockholders.

VALIDITY OF SECURITIES

Baker & Hostetler LLP will pass upon the validity of any securities issued under this prospectus.

EXPERTS

The consolidated financial statements of Marriott Vacations Worldwide Corporation appearing in Marriott Vacations Worldwide Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Marriott Vacations Worldwide Corporation’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the Registration Statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available on our website at http://ir.marriottvacationsworldwide.com, however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;

(b)	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 4, 2021, January 26, 2021, January 26, 2021, January 28, 2021, February 3, 2021, and February 25, 2021; and

(c)	the Description of Registered Securities filed as Exhibit 4.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 2, 2021, together with any amendment or report filed with the SEC for the purpose of updating such description.

In addition, all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering shall be deemed incorporated by reference into this prospectus; provided, however, that we are not incorporating by reference any documents or information deemed to be furnished and not filed in accordance with SEC rules. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Marriott Vacations Worldwide Corporation

Attention: Corporate Secretary

6649 Westwood Blvd.

Orlando, FL 32821

(407) 206-6000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$ *
Printing and engraving expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Transfer Agent and Registrar fees	**
Miscellaneous	**

Total	$ **

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).

**	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

The Registrant’s Restated Certificate of Incorporation (the “Charter”) provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director will be personally liable to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding this provision, pursuant to Section 102(b)(7) of the Delaware General Corporation Law a director can be held liable (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (which concerns unlawful payments of dividends, stock purchases or redemptions), or (4) for any transaction from which the director derives an improper personal benefit.

While the Charter provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, the Charter has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions of the Charter described above apply to an officer of the Registrant only if he or she is a director of the Registrant and is acting in his or her capacity as director, and do not apply to officers of the Registrant who are not directors.

Bylaws

The Registrant’s Bylaws require it to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director or an officer of the Registrant or, while a director, officer or employee of the Registrant, is or was serving at the Registrant’s request as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized by the Delaware General Corporation Law, as it exists or may be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of such person) actually and reasonably incurred in connection with such service. The Registrant is authorized under its Bylaws to carry directors’ and officers’ insurance protecting the Registrant, any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify the person under the Delaware General Corporation Law. The Registrant may, to the extent authorized from time to time, indemnify any of its agents to the fullest extent permitted with respect to directors, officers and employees in the Registrant’s Bylaws.

By its terms, the indemnification that is provided in the Registrant’s Bylaws is not exclusive of any other rights that the indemnified party may be or become entitled to under any law, agreement, vote of stockholders or directors, provisions of the Registrant’s Charter or Bylaws or otherwise. Any amendment, alteration or repeal of the Registrant’s Bylaws’ indemnification provisions is, by the terms of the Registrant’s Bylaws, prospective only and will not adversely affect the rights of any indemnitee in effect at the time of any act or omission occurring prior to such amendment, alteration or repeal.

Item 16.	Exhibits.

Exhibit No.	Exhibit Description

3.1	Restated Certificate of Incorporation of Marriott Vacations Worldwide Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on November 22, 2011).

3.2	Restated Bylaws of Marriott Vacations Worldwide Corporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed on November 22, 2011).

5.1*	Opinion of Baker & Hostetler LLP.

23.1*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page hereto).

*	Filed herewith.

Item 17.	Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 3, 2021.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By:	/s/ John E. Geller, Jr.
John E. Geller, Jr.
President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James H Hunter, IV and Stephen P. Weisz, and each of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Stephen P. Weisz	Chief Executive Officer and Director	March 3, 2021
Stephen P. Weisz	(Principal Executive Officer)

/s/ John E. Geller, Jr.	President and Chief Financial Officer	March 3, 2021
John E. Geller, Jr.	(Principal Financial Officer)

/s/ Laurie A. Sullivan	Senior Vice President, Corporate Controller and Chief Accounting Officer	March 3, 2021
Laurie A. Sullivan	(Principal Accounting Officer)

/s/ William J. Shaw	Chairman – Director	March 3, 2021
William J. Shaw

/s/ C.E. Andrews	Director	March 3, 2021
C.E. Andrews

/s/ Lizanne Galbreath	Director	March 3, 2021
Lizanne Galbreath

/s/ Raymond L. Gellein, Jr.	Director	March 3, 2021
Raymond L. Gellein, Jr.

/s/ Thomas J. Hutchison III	Director	March 3, 2021
Thomas J. Hutchison III

/s/ Melquiades R. Martinez	Director	March 3, 2021
Melquiades R. Martinez

/s/ William W. McCarten	Director	March 3, 2021
William W. McCarten

/s/ Dianna F. Morgan	Director	March 3, 2021
Dianna F. Morgan

/s/ Stephen R. Quazzo	Director	March 3, 2021
Stephen R. Quazzo